Exhibit 1

EXECUTION COPY

GENERAL ELECTRIC COMPANY

COMMON STOCK

UNDERWRITING AGREEMENT

October 2, 2008

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

Attention:

Ladies and Gentlemen:

General Electric Company, a New York corporation (the “Company”) offers to sell, and the several Underwriters (the “Underwriters”) named in Schedule I hereto offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions dated as of October 2, 2008 to which this Underwriting Agreement is attached as Exhibit A (the “Standard Provisions”), the number of shares of Common Stock set forth below as the “Number of Firm Shares” (the “Firm Shares”) and, at the election of the Underwriters, up to the number of additional shares of Common Stock set forth below as the “Number of Optional Shares” (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase are herein collectively called the “Shares” or the “Designated Securities.”

Pricing Effective Time:	9:00 A.M., October 2, 2008

Firm Closing Date:	October 7, 2008

Number of Firm Shares:	547,825,000 Shares of Common Stock

Number of Optional Shares:	82,173,750 Shares of Common Stock

Initial Public Offering Price Per Share:	$22.2500

Purchase Price Per Share by Underwriters:	$21.9162

Exchanges on Which Listed:	New York Stock Exchange, London Stock Exchange and Euronext Paris

Selling Concession:	$0.2002

Pricing Disclosure Material:	Basic Prospectus dated December 5, 2005, Preliminary Prospectus Supplement dated October 2, 2008, Number of Firm Shares and Initial Public Offering Price Per Share

Pricing Supplement:	Prospectus Supplement dated October 2, 2008

If changes in the Standard Provisions have been agreed to, set forth below:

1.	Purchase and Sale of Shares on Firm Closing Date and any subsequent Closing Time.

Subject to the terms and conditions set forth herein and in the Standard Provisions, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth under “Purchase Price Per Share by Underwriters” above, the number of Firm Shares as set forth opposite the name of such Underwriter in Schedule I hereto to be delivered at 9:00 A.M., New York City time, on the Firm Closing Date (which shall be a Closing Time hereunder) and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth under “Purchase Price Per Share by Underwriters” above, subject to adjustment as provided below, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the number of Firm Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Shares set forth above under “Number of Optional Shares,” at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the time and date on which such

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Optional Shares are to be delivered (which shall be a Closing Time hereunder), as determined by the Representative but in no event earlier than the Firm Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. The conditions to the Underwriters’ obligations to purchase the Optional Shares at such Closing Time shall be the same as for the purchase of the Firm Shares on the Firm Closing Date (including, without limitation, the conditions contained in Section 5 of the Standard Provisions, and subject to the provisions of Section 8 of the Standard Provisions).

2.	Clear Market

(a) The Company hereby agrees that it will not, during the period ending 90 days after the date of this Agreement, without the prior written consent of Goldman, Sachs & Co., (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the Common Stock to be sold hereunder, (B) the grant by the Company of stock options, restricted stock or other awards pursuant to the Company’s benefit plans in effect as of the date hereof, (C) the issuance of shares of Common Stock by the Company pursuant to the terms of any director or employee stock option plan, stock ownership plan (including a 401(k) plan), dividend reinvestment plan or any other similar plan of the Company in effect as of the date hereof, (D) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding upon completion of the offering of Common Stock, (E) issuances by the Company of shares of Common Stock in connection with the acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity, so long as the aggregate amount of such issuances does not exceed $1 billion, (F) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Common Stock, (G) transactions by the Company to repurchase shares of its Common Stock in the open market and (H) the sale to Berkshire Hathaway Inc. (and/or its affiliates) of up to $3 billion of perpetual preferred stock and warrants to purchase up to $3 billion of Common Stock, on the terms and conditions described in the Pricing Disclosure Material.

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(b) Prior to the Firm Closing Date, and as a condition to the Underwriter’s obligation to purchase the Firm Shares, the Underwriters shall have received letters signed on behalf of each director and executive officer of the Company, substantially in the form of Exhibit D hereto.

Name and Address of Representative:

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

The Representative named above and executing this Underwriting Agreement represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

The respective number of Firm Shares to be purchased by each of the Underwriters is set forth opposite their names in Schedule I hereto.

The provisions of the Standard Provisions are incorporated herein by reference.

The purchase and sale of Shares at each Closing Time shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at the applicable Closing Time.

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Please signify your agreement and acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co. as Representative for itself and the other underwriters named in Schedule I attached hereto

Accepted:

GENERAL ELECTRIC COMPANY

By:	/s/ Keith S. Sherin
Name:	Keith S. Sherin
Title:	Vice President & Chief Financial Officer

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SCHEDULE I

UNDERWRITER	NUMBER OF FIRM SHARES
Goldman, Sachs & Co.	153,965,000
Banc of America Securities LLC	73,030,000
Citigroup Global Markets Inc.	73,030,000
Deutsche Bank Securities Inc.	36,540,000
J.P. Morgan Securities Inc.	73,030,000
Morgan Stanley & Co. Incorporated	36,540,000
Barclays Capital Inc.	12,165,000
Credit Suisse Securities (USA) LLC	12,165,000
UBS Securities LLC	12,165,000
ABN AMRO Incorporated	3,835,000
Banca IMI S.p.A.	3,835,000
BNP Paribas Securities Corp.	3,835,000
Daiwa Securities America Inc.	3,835,000
HSBC Securities (USA) Inc.	3,835,000
ING Financial Markets LLC	3,835,000
Lloyds TSB Bank Plc	3,835,000
Merrill Lynch, Pierce Fenner & Smith Incorporated	3,835,000
Mitsubishi UFJ Securities International plc	3,835,000
Mizuho Securities USA Inc.	3,835,000
Santander Investment Securities Inc.	3,835,000
SG Americas Securities, LLC	3,835,000
Blaylock Robert Van, LLC	3,835,000
Castleoak Securities, L.P.	3,835,000
Samuel A. Ramirez & Company, Inc.	3,835,000
Utendahl Capital Partners, L.P.	3,835,000
The Williams Capital Group, L.P.	3,835,000

Total	547,825,000

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SCHEDULE II

Permitted Free Writing Prospectus

Free Writing Prospectus filed by the Company with the Commission on October 1, 2008 pursuant to Rule 433 under the 1933 Act with press release attached captioned “GE ANNOUNCES COMMON STOCK OFFERING; WARREN BUFFET ANNOUNCES INVESTMENT IN GE”

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GENERAL ELECTRIC COMPANY

COMMON STOCK

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

October 2, 2008

Ladies and Gentlemen:

General Electric Company, a New York corporation (the “Company”), may from time to time enter into one or more underwriting agreements in the form attached as Exhibit A hereto (each an “Underwriting Agreement”) that provide for the sale of certain of its securities specified in the particular Underwriting Agreement (the “Designated Securities”). The basic provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (the “Underwriters”, which term shall include any Underwriter substituted pursuant to Section 9 hereof). The obligation of the Company to issue and sell any of the Designated Securities and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” The obligations of the Underwriters under this Agreement shall be several and not joint. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.

The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and (i) if the Designated Securities are shares of the Company’s common stock, par value $.06 per share (“Common Stock”), in the Company’s Certificate of Incorporation, as amended, and By-laws, as amended, (ii) if the Designated Securities are warrants (“Warrants”), in or pursuant to a warrant agreement (the “Warrant Agreement”) identified in the Underwriting Agreement and (iii) if the Designated Securities are

Common Stock subject to the warrants (“Warrant Common Stock”), pursuant to the Company’s Certificate of Incorporation, as amended, and By-laws, as amended. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933 (the “1933 Act”) in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the “Commission”); the registration statement has become effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act (the “1933 Act Regulations”); and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Designated Securities and reflecting the terms of the Designated Securities and plan of distribution arising from the Underwriting Agreement (the “Pricing Supplement”) and has previously advised the Underwriters of all information to be set forth therein. The term “Registration Statement” as used with respect to a particular issue of Designated Securities, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act as such section applies to the Company and the Underwriters for the Designated Securities pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the 1933 Act, to be part of the Registration Statement at the Effective Time. The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of the Pricing Supplement. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement in the form first used in the offering of the Designated Securities. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Designated Securities together with the Basic Prospectus. The term “Permitted Free Writing Prospectus” as used herein means the documents relating to the Designated Securities attached as Schedule II to the Underwriting Agreement for the Designated Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, prior to the execution of the applicable Underwriting Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, after the execution of the applicable Underwriting Agreement.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter named in the applicable Underwriting Agreement, as of the Pricing Effective Time (as defined below) and as of the Closing Time (as defined below) with respect to the Designated Securities as follows:

(i) each document filed by the Company pursuant to the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Material (as defined below) complied when so filed in all material respects with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed by the Company and so incorporated by reference in the Prospectus will comply in all material respects when so filed with the 1934 Act and the rules and regulations thereunder;

(ii) at the Effective Time the Registration Statement (and any amendments and supplements thereto, other than supplements relating only to securities other than the Designated Securities) will comply and when filed or at the Closing Time, the Prospectus (and any amendments and supplements thereto, other than supplements relating only to securities other than Designated Securities) will comply, in all material respects with the 1933 Act and the 1933 Act Regulations;

(iii) each Preliminary Prospectus, if any, relating to the Designated Securities filed pursuant to Rule 424 under the 1933 Act complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations;

(iv) (A) at the Effective Time of the Registration Statement it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at the Pricing Effective Time, the Pricing Disclosure Material (as defined below), did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) the Prospectus as of the date of the Pricing Supplement will not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities) as of the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendments or supplements to the foregoing, or in the Pricing Disclosure Material, based upon information furnished to the Company in writing by any Underwriter expressly for use therein;

(v) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company is a “well-known seasoned issuer” and is not an ineligible issuer in each case as defined in Rule 405 at the “determination dates” relevant to the offering and sale of the Designated Securities under the Registration Statement (as described in such definition);

(vi) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the 1933 Act and otherwise in compliance with the 1933 Act; and

(vii) the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Section 2. Pricing Effective Time; Sale and Delivery; Closing.

(a) Effectiveness of Underwriting Agreement and Sales Confirmations. The Underwriting Agreement shall not be effective, and the Underwriters agree that no contracts of sale may be entered into by the Underwriters in respect of the Designated Securities, until the “Pricing Effective Time” specified in the Underwriting Agreement. The “Pricing Effective Time” shall occur and be confirmed by specification in the Underwriting Agreement. The documents and other information comprising the “Pricing Disclosure Material” shall be set forth in the Underwriting Agreement.

(b) Delayed Delivery Contracts. Pursuant to the applicable Underwriting Agreement, the Company will agree to sell to the several Underwriters named in Schedule I thereto and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, will agree to purchase from the Company severally and not jointly, (i) the number of shares of Common Stock set forth opposite their names in Schedule I thereto, less their respective number of shares of the Contract Common Stock (as hereinafter defined), if any, determined as provided below, and/or (ii) Warrants to purchase the number of shares of Warrant Common Stock set forth opposite their names in Schedule I thereto, less their respective amounts of the Contract Warrants (as hereinafter defined), if any, determined as provided below, all at the respective purchase prices set forth in such Underwriting Agreement. Common Stock and, if applicable, Warrants to be purchased pursuant to delayed delivery contracts are hereinafter referred to as “Contract Common Stock” and “Contract Warrants”, respectively, and collectively as the “Contract Securities”.

If so indicated in the applicable Underwriting Agreement, the Company may authorize the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth therein pursuant to delayed delivery contracts (hereinafter referred to as “Delayed Delivery Contracts”). Delayed Delivery Contracts are to be with institutional investors approved by the Company and described in the Prospectus. The aggregate number of shares of Contract Common Stock and the aggregate number of shares of Warrant Common Stock for which Contract Warrants are exercisable shall not exceed the respective amounts set forth in Schedule I to the applicable Underwriting Agreement. As of the Closing Time, the Company will pay to the Representative as compensation, for the accounts of the Underwriters, the fee specified in the applicable Underwriting Agreement in respect of all Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

If the Designated Securities are Common Stock, the deduction for the Contract Common Stock referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total number of shares of Contract Common Stock as the number of shares of Common Stock set forth opposite the name of the respective Underwriter bears to the aggregate number of shares of Common Stock set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

If the Designated Securities are Warrants and Warrant Common Stock, the deduction for the Contract Warrants referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total number of shares of Warrant Common Stock for which Contract Warrants are exercisable as the number of shares of Warrant Common Stock for which Warrants are exercisable as set forth opposite the name of the respective Underwriter bears to the aggregate number of shares of Warrant Common Stock for which Warrants are exercisable as set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

(c) Sales to Underwriters. The several commitments of the Underwriters to purchase the Designated Securities pursuant to the applicable Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(d) Payment. Designated Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement relating thereto, in such authorized number of shares and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor in the funds and in the manner specified in such Underwriting Agreement, all at the place and time and date specified in such Underwriting Agreement or at such other place and time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the “Closing Time” for such Designated Securities.

Concurrently with the delivery of and payment for the Designated Securities, the Company will deliver to the Representative for the accounts of the Underwriters a check payable or wire transfer to the order of the party designated in the Underwriting Agreement relating to such securities in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in paragraph (b) of this Section 2 and in the Underwriting Agreement related to such securities.

Section 3. Covenants.

(a) Covenants of the Company. The Company covenants with each Underwriter of the Designated Securities as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company will (A) comply in respect of the Designated Securities with the requirements of the 1933 Act Regulations, as applicable, and will promptly within the time periods specified therein effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the 1933 Act, and (B) take such steps as it deems necessary to ascertain promptly whether the Prospectus or Permitted Free Writing Prospectus transmitted for filing under Rule 424 or Rule 433, as applicable, were received for filing by the Commission and, in the event that one was not, it will promptly file the Prospectus or, as provided in Rule 164, the Permitted Free Writing Prospectus, as applicable.

(ii) Delivery of Registration Statements and Prospectuses. The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Time and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act (the “Prospectus Delivery Period”), as many copies of the Prospectus and any amendments thereof and supplements thereto as well as each Permitted Free Writing Prospectus (if applicable) as the Representative may reasonably request; provided, that the Company shall not be required to furnish copies of the Prospectus if the conditions of Rule 172(c) under the 1933 Act are satisfied by the Company.

(iii) Continued Compliance with Securities Laws. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request, provided that the Company shall have no such obligation to furnish copies if the conditions of Rule 172(c) under the 1933 Act are satisfied by the Company.

(iv) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.

(v) Earnings Statement. The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the date of each Underwriting Agreement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(b) Covenant of the Underwriters. Each Underwriter of the Designated Securities covenants with the Company as follows:

(i) it has not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433; provided, that, if so specified in the Underwriting Agreement, the Underwriters will make no offer relating to the Designated Securities that will constitute a free writing prospectus, other than a Permitted Free Writing Prospectus, without the prior consent of the Company.

Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of any warrant agent and its counsel, (c) the qualification of the Designated Securities under state securities laws in accordance with the provisions of Section 3(a)(iv) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (d) the printing, to the extent required hereby, and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (e) the fees and expenses incurred with respect to the listing, if any, of the Designated Securities.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Designated Securities pursuant to the applicable Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

(b) At the Closing Time, the Representative shall have received a certificate of the Company, dated the date of the Closing Time and signed by an executive officer of the Company, to the effect that (i) there is no stop order suspending the effectiveness of the Registration Statement in effect and no proceedings for such purpose are pending before or threatened by the Commission and (ii) there has been no event, occurrence, change or development of the type described in clause (i), (ii) or (iii) of paragraph (g) below. The executive officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(c) At the Closing Time, the Representative shall have received the opinion, relating to the Designated Securities and substantially to the effect set forth in Exhibit B hereto, dated such date, of Michael R. McAlevey, Esq., Chief Corporate and Securities Counsel of the Company.

(d) At the Closing Time, the Representative shall have received the opinion, dated such date, of Weil, Gotshal & Manges LLP, counsel for the Company, relating to the Designated Securities, substantially to the effect set forth in Exhibit C hereto.

(e) At the Closing Time, the Representative shall have received the opinion, dated such date, of Davis Polk & Wardwell, counsel for the Underwriters, relating to the Designated Securities and such other matters as the Representative may reasonably request.

(f) At the Pricing Effective Time and at the Closing Time, the Representative shall have received from KPMG LLP letters dated each such date containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

(g) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”), and (ii) neither Moody’s nor S&P shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; and (iii) there shall not have occurred any material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Material.

Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus (if used within the period set forth in paragraph (iii) of Section 3(a) hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for the use therein; provided, however, that the foregoing indemnity with respect to any Preliminary Prospectus or any Permitted Free Writing Prospectus or any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Designated Securities, or to the benefit of any person controlling such Underwriter, if a copy of the Permitted Free Writing Prospectus or Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required so to have been delivered, at or prior to the entry into the contract of sale of Designated Securities with such person, and if the Permitted Free Writing Prospectus or Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each Underwriter, (i) with reference to information furnished in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus or any amendments or supplements thereto and (ii) arising from any other free writing prospectus prepared by such Underwriter, except to the extent arising from information furnished in writing by the Company expressly for use therein.

Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Anything hereinabove to the contrary notwithstanding, any reference in this Section 6 to counsel reasonably satisfactory to, or designated by, the indemnified party shall mean (i) in the case of parties indemnified pursuant to the second preceding paragraph, counsel reasonably satisfactory to, or designated by, the Representative on behalf of all parties so indemnified pursuant to such paragraph and (ii) in the case of parties indemnified pursuant to the first preceding paragraph, counsel reasonable satisfactory to, or designated by, the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(b) Contribution. If the indemnification provided for in paragraph (a) of Section 6 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefit received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities, (ii) if an Underwriter is the indemnifying party, in such proportion as is appropriate to reflect the Underwriter’s relative fault on the one hand and that of the Company on the other hand in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by claims (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefit (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefit received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii), and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph (b) concerning contribution, no indemnifying party shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of paragraph (a). Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the 1933 Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this section are several, in proportion to the respective amounts of Designated Securities underwritten by each of such Underwriters, and not joint.

In the event that the indemnifying party is one or more of the Underwriters, then the Representative shall act on behalf of the indemnifying party with respect to receipt of notice, agreement as to retention of separate counsel and consent to settlement, and the indemnified party may rely upon the action of the Representative as binding upon each such indemnifying party for purposes of this section.

Section 7. Representations, Warranties, and Agreement to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Designated Securities. The provisions of Section 6 shall survive the termination or cancellation of this Agreement.

Section 8. Termination. This Agreement shall be subject to termination in the discretion of the Representative at any time subsequent to the date of the applicable Underwriting Agreement and prior to the applicable Closing Time by notice given to the Company, if there shall have occurred (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other national or international calamity or crisis if the effect of any such event specified in clause (iv) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities being delivered at such Closing Time on the terms and in the manner contemplated in the Prospectus.

Section 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Designated

Securities which it or they are obligated to purchase under the applicable Underwriting Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, such Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the applicable Underwriting Agreement either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them, at the address of the Representative described in the applicable Underwriting Agreement; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at 3135 Easton Turnpike, Fairfield, Connecticut 06828; attention Michael R. McAlevey, Esq.

Section 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Company, the Representative and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

Section 12. Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Exhibit A

GENERAL ELECTRIC COMPANY

COMMON STOCK

UNDERWRITING AGREEMENT

October 2, 2008

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

Attention:

Ladies and Gentlemen:

General Electric Company, a New York corporation (the “Company”) offers to sell, and the several Underwriters (the “Underwriters”) named in Schedule I hereto offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions dated as of October 2, 2008 to which this Underwriting Agreement is attached as Exhibit A (the “Standard Provisions”), the number of shares of Common Stock set forth below as the “Number of Firm Shares” (the “Firm Shares”) and, at the election of the Underwriters, up to the number of additional shares of Common Stock set forth below as the “Number of Optional Shares” (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase are herein collectively called the “Shares” or the “Designated Securities.”

Pricing Effective Time:	9:00 A.M., October 2, 2008

Firm Closing Date:	October 7, 2008

Number of Firm Shares:	547,825,000 Shares of Common Stock

Number of Optional Shares:	82,173,750 Shares of Common Stock

Initial Public Offering Price Per Share:	$22.2500

Purchase Price Per Share by Underwriters:	$21.9162

Exchanges on Which Listed:	New York Stock Exchange, London Stock Exchange and Euronext Paris

Selling Concession:	$0.2002

Pricing Disclosure Material:	Basic Prospectus dated December 5, 2005, Preliminary Prospectus Supplement dated October 2, 2008, Number of Firm Shares and Initial Public Offering Price Per Share

Pricing Supplement:	Prospectus Supplement dated October 2, 2008

If changes in the Standard Provisions have been agreed to, set forth below:

1.	Purchase and Sale of Shares on Firm Closing Date and any subsequent Closing Time.

Subject to the terms and conditions set forth herein and in the Standard Provisions, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth under “Purchase Price Per Share by Underwriters” above, the number of Firm Shares as set forth opposite the name of such Underwriter in Schedule I hereto to be delivered at 9:00 A.M., New York City time, on the Firm Closing Date (which shall be a Closing Time hereunder) and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth under “Purchase Price Per Share by Underwriters” above, subject to adjustment as provided below, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the number of Firm Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Shares set forth above under “Number of Optional Shares,” at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the time and date on which such Optional Shares are to be delivered (which shall be a Closing Time hereunder), as determined by the Representative but in no event earlier than the Firm Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. The conditions to the Underwriters’ obligations to purchase the Optional Shares at such Closing Time shall be the same as for the purchase of the Firm Shares on the Firm Closing Date (including, without limitation, the conditions contained in Section 5 of the Standard Provisions, and subject to the provisions of Section 8 of the Standard Provisions).

2.	Clear Market

(a) The Company hereby agrees that it will not, during the period ending 90 days after the date of this Agreement, without the prior written consent of Goldman, Sachs & Co., (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the Common Stock to be sold hereunder, (B) the grant by the Company of stock options, restricted stock or other awards pursuant to the Company’s benefit plans in effect as of the date hereof, (C) the issuance of shares of Common Stock by the Company pursuant to the terms of any director or employee stock option plan, stock ownership plan (including a 401(k) plan), dividend reinvestment plan or any other similar plan of the Company in effect as of the date hereof, (D) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding upon completion of the offering of Common Stock, (E) issuances by the Company of shares of Common Stock in connection with the acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity, so long as the aggregate amount of such issuances does not exceed $1 billion, (F) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Common Stock, (G) transactions by the Company to repurchase shares of its Common Stock in the open market and (H) the sale to Berkshire Hathaway Inc. (and/or its affiliates) of up to $3 billion of perpetual preferred stock and warrants to purchase up to $3 billion of Common Stock, on the terms and conditions described in the Pricing Disclosure Material.

(b) Prior to the Firm Closing Date, and as a condition to the Underwriter’s obligation to purchase the Firm Shares, the Underwriters shall have received letters signed on behalf of each director and executive officer of the Company, substantially in the form of Exhibit D hereto.

Name and Address of Representative:

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

The Representative named above and executing this Underwriting Agreement represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

The respective number of Firm Shares to be purchased by each of the Underwriters is set forth opposite their names in Schedule I hereto.

The provisions of the Standard Provisions are incorporated herein by reference.

The purchase and sale of Shares at each Closing Time shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at the applicable Closing Time.

Please signify your agreement and acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

GOLDMAN, SACHS & CO.

Goldman, Sachs & Co.

as Representative for itself and the other underwriters named in Schedule I attached hereto

Accepted:

GENERAL ELECTRIC COMPANY

By:
Name:
Title:

SCHEDULE I

UNDERWRITER	NUMBER OF FIRM SHARES
Goldman, Sachs & Co.	153,965,000
Banc of America Securities LLC	73,030,000
Citigroup Global Markets Inc.	73,030,000
Deutsche Bank Securities Inc.	36,540,000
J.P. Morgan Securities Inc.	73,030,000
Morgan Stanley & Co. Incorporated	36,540,000
Barclays Capital Inc.	12,165,000
Credit Suisse Securities (USA) LLC	12,165,000
UBS Securities LLC	12,165,000
ABN AMRO Incorporated	3,835,000
Banca IMI S.p.A.	3,835,000
BNP Paribas Securities Corp.	3,835,000
Daiwa Securities America Inc.	3,835,000
HSBC Securities (USA) Inc.	3,835,000
ING Financial Markets LLC	3,835,000
Lloyds TSB Bank Plc	3,835,000
Merrill Lynch, Pierce Fenner & Smith Incorporated	3,835,000
Mitsubishi UFJ Securities International plc	3,835,000
Mizuho Securities USA Inc.	3,835,000
Santander Investment Securities Inc.	3,835,000
SG Americas Securities, LLC	3,835,000
Blaylock Robert Van, LLC	3,835,000
Castleoak Securities, L.P.	3,835,000
Samuel A. Ramirez & Company, Inc.	3,835,000
Utendahl Capital Partners, L.P.	3,835,000
The Williams Capital Group, L.P.	3,835,000

Total	547,825,000

SCHEDULE II

Permitted Free Writing Prospectus

Free Writing Prospectus filed by the Company with the Commission on October 1, 2008 pursuant to Rule 433 under the 1933 Act with press release attached captioned “GE ANNOUNCES COMMON STOCK OFFERING; WARREN BUFFET ANNOUNCES INVESTMENT IN GE”

EXHIBIT B

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

Such opinion shall state that, based upon the review and discussion of the contents of the Registration Statement and the Prospectus and any amendments and supplements thereto (including the documents of the Company incorporated therein by reference) and of the Pricing Disclosure Material by such counsel or members of such counsel’s staff which report to such counsel with certain officials of the Company, but without independent check or verification except as stated in such opinion, such counsel (1) believes that each document incorporated by reference in the Prospectus which was filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) (except as to financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom, as to which, in each case, such counsel need not express any belief) did comply, when so filed, as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder, (2) believes that the Registration Statement at the Effective Time and the Prospectus and any supplements or amendments thereto as of their respective effective or issue dates (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom, (b) the statements contained in the Prospectus under the caption “Description of Common Stock”) and (c) supplements relating only to securities other than the Common Stock, as to which, in each case, such counsel need not express any belief) complied as to form in all material respects with the 1933 Act and the rules and regulations of the Commission thereunder, and (3) believes that (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated therein or omitted therefrom, (b) the statements contained in the Prospectus under the caption “Description of Common Stock”) and (c) supplements relating only to securities other than the Common Stock, as to which, in each case, such counsel need not express any belief) (i) the Registration Statement at the Effective Time did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Pricing Disclosure Material did not contain, as of the Pricing Effective Time for the Common Stock, and the Prospectus did not contain, as of the date of the Pricing Supplement relating to the Common Stock, and the Prospectus relating to the Common Stock (as amended or supplemented, other than as to supplements relating only to securities other than the Common Stock), does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-1

In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or “Blue Sky” laws.

B-2

Exhibit C

FORM OF OPINION OF WEIL, GOTSHAL & MANGES LLP

TO BE DELIVERED PURSUANT TO

SECTION 5(d)

1. The Company is a corporation validly existing and in good standing under the laws of the State of New York.

2. The Common Shares to be issued pursuant to the Agreement have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and nonassessable (except, where applicable, as provided by Section 630 of the New York Business Corporation Law) and free of preemptive rights pursuant to law or in the Company’s Certificate of Incorporation.

3. The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation and by-laws of the Company and the requirements of the New York Stock Exchange.

4. The Agreement has been duly authorized, executed and delivered by the Company.

5. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) in any material respect, any of the terms, conditions or provisions of any document, agreement or other instrument filed as a part of the Registration Statement or as an exhibit to any document incorporated or deemed to be incorporated by reference therein, or (iii) in any material respect, any provision of New York or federal law that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Agreement (other than federal and state securities or blue sky laws, as to which such counsel express no opinion in this paragraph).

6. The statements in the Prospectus under the caption “Description of Common Stock,” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

7. The statements in the Prospectus under the caption “Material United States Federal Income and Estate Tax Considerations for Non-United

C-1

States Holders,” insofar as they constitute summaries of matters of U.S. federal income and estate tax law and regulation or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or “Blue Sky” laws.

C-2

Exhibit D

            , 2008

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Dear Sirs and Mesdames:

The undersigned understands that you, as representative of the several underwriters (the “Representative”), propose to enter into or have entered into an Underwriting Agreement (the “Underwriting Agreement”) with General Electric Company, a New York corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representative (the “Underwriters”), of shares (the “Shares”) of the Common Stock, $.06 par value, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or such other securities referred to above acquired in open market transactions after the completion of the Public Offering, (b) shares of Common Stock sold pursuant to any Rule 10b5-1 plan existing on the date of the Underwriting Agreement, (c) the entry into a Rule 10b5-1 plan, so long as such plan is not publicly announced and no sales are made pursuant to such plan prior to the date the undersigned would otherwise be permitted to sell under this letter agreement, (d) the transfer of Common Stock as a gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (e) the transfer of Common Stock to any member of the immediate family of the undersigned provided that the transferee or transferees agree to be bound in writing by the restrictions set forth herein, (f) the transfer of Common Stock to any trust or

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foundation, provided that the trustee of the trust or foundation agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (g) the transfer of Common Stock to an entity controlled by the undersigned provided the transferee agrees to be bound in writing by the restrictions set forth herein, (h) the transfer of Common Stock pursuant to the laws of testamentary or intestate descent, provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein or (i) transfers of Common Stock with the prior written consent of the Representative on behalf of the Underwriters. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns; provided that if the Company notifies the undersigned and the Representative in writing that the Underwriting Agreement has not and will not become effective, or the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of any Shares to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.

Very truly yours,

(Name)

(Address)

Date:

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